UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2009

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Stock Options to Chairman and Chief Executive Officer and President

On April 14, 2009, the Compensation Committee of the Board of Directors of Copart, Inc., a California corporation (the “Company”), following shareholder approval of the proposed grants at a special meeting of shareholders, approved the grant to each of Willis J. Johnson, the Company’s Chairman and Chief Executive Officer, and A. Jayson Adair, the Company’s President, of nonqualified stock options to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $30.21 per share, which equals the closing price of the Company’s common stock on April 14, 2009, the effective date of grant, such grants are being made in lieu of any cash salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five-year period.  Each option will become exercisable over five years, subject to continued service by the executive, with twenty percent (20%) vesting on April 14, 2010, and the balance vests ratably over the subsequent four years.  Each option will become fully vested, assuming continued service, on April 14, 2014, the fifth anniversary of the date of grant.  Each option grant will be issued on the terms and conditions set forth in the form of Stand Alone Stock Option Agreement attached hereto as Exhibit 10.1.

If prior to a change in control either executive’s employment is terminated without cause, then one hundred percent (100%) of the shares subject to that executive’s stock option will immediately vest.  If upon or following a change in control either the Company or a successor entity terminates the executive’s service without cause, or the executive resigns for good reason, then one hundred percent (100%) of the shares subject to his stock option will immediately vest.  Please see Exhibit 10.1 for the definitions of “cause,” “good reason,” and “change in control.”

Item 8.01  Other Events

At a special meeting of the Company’s shareholders held on April 14, 2009, the Company’s shareholders approved a proposal to grant to each of Mr. Johnson and Mr. Adair nonqualified stock options to purchase 2,000,000 shares of the Company’s common stock on the terms and conditions described in Item 5.02 above.

The results of the vote on the matter voted on at the special meeting were as follows:

For	Against	Abstain
57,158,782	7,174,901	10,267,725

As previously announced by the Company, Messrs. Johnson and Adair abstained from voting their shares at the special meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1         Form of Copart, Inc. Stand-Alone Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and Secretary

Date:  April 16, 2009

Exhibit List

10.1             Form of Copart, Inc. Stand-Alone Stock Option Award Agreement